Exhibit 99.2

SemGroup Energy Partners, L.P. Announces Closing of Over-Allotment Option

Tulsa, Okla. – March 5, 2008 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) today announced that it closed the exercise of the over-allotment option granted to the underwriters in connection with its recent public offering of common units. The underwriters exercised the option in full for an additional 900,000 common units at a price of $23.90 per unit, less the underwriting discount.

The exercise of the over-allotment option resulted in additional net proceeds to SGLP of approximately $20.6 million. In addition, SGLP’s general partner contributed approximately $0.4 million to maintain its 2% general partner interest in SGLP. These proceeds will be utilized by SGLP to reduce outstanding borrowings under its credit facility.

On February 20, 2008, SGLP sold 6,000,000 common units at a price to the public of $23.90 per unit. The net proceeds from the offering of approximately $137.7 million (after deducting underwriting discounts but before estimated offering expenses) were used to partially fund the previously announced acquisition from SemMaterials, L.P. of 46 U.S. liquid asphalt cement and residual fuel oil terminalling and storage facilities with an aggregate shell capacity of approximately 6.6 million barrels. SemMaterials, L.P. is a subsidiary of privately owned SemGroup, L.P., which indirectly owns SemGroup Energy Partners’ general partner.

Citi and Lehman Brothers acted as joint bookrunning managers for the offering. In addition, Goldman, Sachs & Co., Merrill Lynch & Co., UBS Investment Bank, Wachovia Securities, JPMorgan, Raymond James, RBC Capital Markets and Sanders Morris Harris acted as co-managers for the offering.

A copy of the final prospectus relating to the offering may be obtained from Citigroup Global Markets Inc., Brooklyn Army Terminal, Attn: Prospectus Delivery Department, 140 58th Street, Brooklyn, New York 11220, phone: 718-765- 6732; or Lehman Brothers, c/o Broadridge Integrated Distribution Services, Inc., 1155 Long Island Avenue, Edgewood, NY 11717, via fax at 631-254-7140 or via e-mail at qiana.smith@broadridge.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state.

About SemGroup Energy Partners, L.P.

SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil and liquid asphalt cement terminalling and storage services and crude oil gathering and transportation services. SemGroup Energy Partners is based in Tulsa, Oklahoma. A publicly traded master limited partnership, SemGroup Energy Partners’ common units are traded on the NASDAQ Global Market under the symbol SGLP. The general partner of SemGroup Energy Partners is a subsidiary of SemGroup, L.P.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that SemGroup Energy Partners expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the SemGroup Energy Partners’ control, and a variety of risks that could cause results to differ materially from those expected by management of SemGroup or SemGroup Energy Partners. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations Contact:
Brian Cropper
Toll Free Phone: 866.490.SGLP (7457)
Phone: 918.524.SGLP (7457)
Email: investor@semgroupenergypartners.com

SemGroup Media Contact:
Susan Dornblaser
Phone: 918.524.8365
Email: sdornblaser@semgrouplp.com